Exhibit 10.3

110 East 59th Street

New York, New York 10022

As of June 7, 2024

BGC Financial, L.P.

110 East 59th Street

New York, New York 10022

Attention: Jason Hauf

Re:	Amendment to Clearing Services Agreement

Dear Mr. Hauf:

Reference is made to that certain Clearing Services Agreement (the “Agreement”), dated May 9, 2006, by and between Cantor Fitzgerald & Co. (“CF&Co.”) and BGC Financial, Inc. (n/k/a BGC Financial, L.P.) (“BGC”), which has been amended from time to time (the “Prior Amendments”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement. This amendment (this “Amendment”) is pursuant to Section XI.B of the Agreement. To the extent there is a conflict between this Amendment and the Agreement or this Amendment and the Prior Amendments, in all cases, this Amendment shall control.

1. CF&Co. and BGC hereby agree to amend the Agreement and the Prior Amendments as follows:

To the extent (i) CF&Co. is required by any central clearing counterparty (e.g., FICC, NSCC, etc.) to post collateral/margin in support of, or otherwise related to, any transactions cleared by CF&Co. on behalf of BGC, and (ii) such collateral/margin is not satisfied by a BGC security deposit or other cash provided by BGC to CF&Co., then CF&Co. will charge BGC for the capital used by CF&Co. on behalf of BGC (“Posted Capital”), a rate equal to the rate that CF&Co. would pay under its Spike Facility (as hereinafter defined) if it drew on its Spike Facility to obtain such Posted Capital. “Spike Facility” means any credit facility provided to CF&Co. by one or more third parties, for which the use of proceeds is to finance clearinghouse margin deposits and related transactions made by CF&Co.

2. General. Except as expressly amended hereby, the terms of the Agreement shall remain in full force and effect.

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Sincerely,

CANTOR FITZGERALD & CO.

By:	/s/ Danny Salinas
Name: Danny Salinas
Title: Chief Financial Officer

BGC FINANCIAL, L.P.

By:	/s/ Jason Hauf
Name: Jason Hauf
Title: Chief Financial Officer

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